CONSENT OF EXPERT

June 14, 2023

VIA EDGAR

United States Securities and Exchange Commission

Re: Fury Gold Mines Limited (the "Company")

Registration Statement on Form F-10

I, Allan Armitage, Ph.D., P.Geo., hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  Technical Report, Updated Mineral Resource Estimate and Preliminary Economic Assessment on the Eau Claire Gold Deposit, Clearwater Property, Québec, Canada" dated effective February 4, 2018,

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Allan Armitage

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Allan Armitage, Ph.D., P.Geo.